     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM 10
                            ------------------------
                                GENERAL FORM FOR
                           REGISTRATION OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                        UNIQUE CASUAL RESTAURANTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     04-3370491
          --------------------------                         ----------------
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

             ONE CORPORATE PLACE
              55 FERNCROFT ROAD
            DANVERS, MASSACHUSETTS                                01923
      ----------------------------------                        ----------
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

                                       (508) 774-9115
               -------------------------------------------------------------
                    (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      NONE

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
--------------------------------------------------------------------------------------------
    COMMON STOCK, PAR VALUE $.01 PER SHARE              THE NASDAQ NATIONAL MARKET

================================================================================

     The purpose of this Pre-effective Amendment No. 3 to Form 10 of Unique Casual Restaurants, Inc. (the "Company") is to file a signed and dated Independent Auditors' Report of Deloitte & Touche LLP, the Company's independent auditors, which does not contain the legend included in the prior amendments.

                        UNIQUE CASUAL RESTAURANTS, INC.

              CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
                              AND ITEMS OF FORM 10

ITEM 1.  BUSINESS.

     The information required by this item is set forth under the captions "Summary," "Risk Factors," "The Reorganization," "Management's Discussion and Analysis of Results of Operations and Financial Condition of the Company," and "Business" and in the Notes to the Combined Financial Statements in the Information Statement, and is hereby incorporated by reference.

ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is set forth under the captions "Summary," "Summary Historical Combined Financial Data," "Pro Forma Capitalization," "Unaudited Pro Forma Combined Balance Sheet," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition of the Company" and the Combined Financial Statements in the Information Statement, and is hereby incorporated by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is set forth under the caption "Business -- Properties" in the Information Statement, and is hereby incorporated by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this item is set forth under the captions "Summary," "The Reorganization" and "Security Ownership of Certain Beneficial Owners and Management" in the Information Statement, and is hereby incorporated by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is set forth under the captions "Summary" and "Management" in the Information Statement, and is hereby incorporated by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is set forth under the caption "Management -- Executive Compensation" in the Information Statement, and is hereby incorporated by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this item is set forth under the captions "Summary," "The Offer, the Merger and Certain Related Transactions," "Other Agreements," and "Certain Relationships and Related Transactions," and "Management" in the Information Statement, and is hereby incorporated by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is set forth under the caption "Business -- Legal Proceedings" in the Information Statement, and is hereby incorporated by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The information required by this item is set forth under the captions "Summary," "Risk Factors," "The Reorganization," and "Dividend Policy" in the Information Statement, and is hereby incorporated by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     On May 27, 1997, the Registrant issued and sold to DAKA International, Inc. ("DAKA International") 1,000 shares of its common stock, par value $.01 per share (the "UCRI Common Stock"), for an aggregate consideration of $100 in connection with the formation of Registrant. Such issuance did not involve an underwriter, and no discount or commission was paid in connection therewith. The Registrant relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

     Prior to the Distribution (as defined in the Information Statement), the Registrant will issue a number of shares of UCRI Common Stock to DAKA International in consideration for the Contribution (as defined in the Information Statement) of certain assets to the Registrant in connection with such Distribution. The number of shares of UCRI Common Stock issued to DAKA International shall be equal to the number of shares necessary in order to enable DAKA International to effect the Distribution. The Distribution of shares of UCRI Common Stock by DAKA International to holders of its common stock will be effected as a dividend, without consideration.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is set forth under the caption "Description of Capital Stock" in the Information Statement, and is hereby incorporated by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is set forth under the caption "Liability and Indemnification of Directors and Officers" in the Information Statement, and is hereby incorporated by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is set forth under the captions "Summary," "Summary Historical Combined Financial Data," "Pro Forma Capitalization," "Unaudited Pro Forma Combined Balance Sheet," "Selected Historical Combined Financial Data," "Management's Discussion and Analysis of Results of Operations and Financial Condition of the Company" and the Combined Financial Statements in the Information Statement, and is hereby incorporated by reference.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS IN ACCOUNTING AND FINANCIAL DISCLOSURE.

     Not applicable.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

                                                                                        PAGE
                                                                                        ----
Index to Combined Financial Statements................................................  F-1
Report of Independent Auditors........................................................  F-2
Report of Independent Public Accountants..............................................  F-3
Combined Financial Statements:
  Balance Sheets as of June 29, 1996, July 1, 1995 and March 29, 1997 (Unaudited).....  F-4
  Statements of Operations for the fiscal years ended June 29, 1996, July 1, 1995 and July 2, 1994 and for the nine months ended March 29, 1997 (Unaudited) and
     March 30, 1996 (Unaudited).......................................................  F-5
  Statements of Cash Flows for the fiscal years ended June 29, 1996, July 1, 1995 and July 2, 1994 and for the nine months ended March 29, 1997 (Unaudited) and
     March 30, 1996 (Unaudited).......................................................  F-6
  Statements of Group Equity for the fiscal years ended June 29, 1996, July 1, 1995 and July 2, 1994 and for the nine months ended March 29, 1997 (Unaudited)........  F-7
  Notes to Combined Financial Statements..............................................  F-8

     (b) Exhibits

EXHIBIT
NUMBER                                        DESCRIPTION                                   PAGE
------       -----------------------------------------------------------------------------  ----
  2.1     -- Agreement and Plan of Merger, dated as of May 27, 1997, by and among Compass
             Interim, Inc. ("Compass Interim"), Compass Holdings, Inc. ("Purchaser"),
             Compass Group PLC ("Parent") and DAKA International, Inc. ("DAKA
             International")..............................................................
  2.2     -- Reorganization Agreement dated as of May 27, 1997, by and among DAKA
             International, Daka, Inc. ("Daka"), the Registrant, Parent and Compass
             Holdings, together with certain exhibits thereto.............................
  3.1     -- Certificate of Incorporation of the Registrant...............................
  3.2     -- By-laws of the Registrant....................................................
  3.3     -- Form of Amended and Restated Certificate of Incorporation of the
             Registrant...................................................................
  3.4     -- Form of Amended and Restated By-laws of the Registrant.......................
  4.1     -- Specimen Stock Certificate for shares of the UCRI Common Stock...............
 10.1     -- Tax Allocation Agreement dated as of May 27, 1997, by and among DAKA
             International, Daka, the Registrant, Champps Entertainment, Inc. ("Champps"),
             Fuddruckers, Inc. ("Fuddruckers"), Purchaser and Parent......................
 10.2     -- Post-Closing Covenants Agreement, dated as of May 27, 1997, by and among DAKA
             International, Daka, the Registrant, Champps, Fuddruckers, Purchaser and
             Parent.......................................................................
 10.3     -- Stock Purchase Agreement, dated as of May 26, 1997, between DAKA
             International, Parent, Compass Interim, First Chicago Equity Corporation,
             Cross Creek Partners I and the other holders of Series A Preferred Stock of
             DAKA International...........................................................
 10.4     -- Form of the Registrant's 1997 Stock Option and Incentive Plan................
 10.5     -- Form of the Registrant's 1997 Stock Purchase Plan............................
 10.6     -- Form of Indemnification Agreement, by and between the Registrant and directors and officers of DAKA International.................................
 10.7     -- Employment Agreement, dated as of January 1, 1997, by and between DAKA
             International and William H. Baumhauer.......................................
 10.8     -- Employment Agreement, dated as of January 1, 1997, by and between DAKA
             International and Allen R. Maxwell...........................................
 10.9     -- Employment Agreement, dated as of May 23, 1997, by and among Compass Group
             USA, Inc., DAKA International, Daka and Allen R. Maxwell.....................
 10.10    -- Employment Agreement, dated as of February 21, 1996, by and among Dean P.
             Vlahos, DAKA International and Champps.......................................
 20.1     -- Form of Letter to Stockholders of DAKA International, as amended.............
 21.1     -- List of Subsidiaries of the Registrant.......................................
*23.1     -- Consent of Deloitte & Touche LLP.............................................
*23.2     -- Consent of Arthur Andersen LLP...............................................
 27.1     -- Financial Data Schedule......................................................

---------------

* Filed herewith.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          UNIQUE CASUAL RESTAURANTS, INC.

                                          By: /s/ WILLIAM H. BAUMHAUER
                                            ------------------------------------
                                            Name: William H. Baumhauer
                                            Title:  Chairman, Chief Executive
                                                    Officer and President


Date: July 14, 1997

INDEPENDENT AUDITORS' REPORT


UNIQUE CASUAL RESTAURANTS, INC.:

     We have audited the accompanying combined balance sheets of Unique Casual Restaurants, Inc. as of June 29, 1996 and July 1, 1995 and the related combined statements of operations, cash flows and group equity for each of the three years in the period ended June 29, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the consolidated financial statements of Champps Entertainment, Inc. (an acquisition by the Company accounted for as a pooling-of-interests), which statements reflect total assets constituting 12.0% of combined total assets as of July 1, 1995, total revenues constituting 9.1% and 6.8% of combined total revenues for the years ended July 1, 1995 and July 2, 1994, respectively, and net income constituting 11.7% and 47.5% of combined net income for the years ended July 1, 1995 and July 2, 1994, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Champps Entertainment, Inc., is based solely on the report of such other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, such combined financial statements present fairly, in all material respects, the financial position of Unique Casual Restaurants, Inc. as of June 29, 1996 and July 1, 1995 and the results of its operations and its cash flows for each of the three years in the period ended June 29, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 3 to the combined financial statements, during the year ended June 29, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed of."


Deloitte & Touche LLP

Boston, Massachusetts

July 14, 1997

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                        DESCRIPTION                                   PAGE
------       -----------------------------------------------------------------------------  ----
   2.1    -- Agreement and Plan of Merger, dated as of May 27, 1997, by and among Compass
             Interim, Inc. ("Compass Interim"), Compass Holdings, Inc. ("Purchaser"),
             Compass Group PLC ("Parent") and DAKA International, Inc. ("DAKA
             International")..............................................................
   2.2    -- Reorganization Agreement dated as of May 27, 1997, by and among DAKA
             International, Daka, Inc. ("Daka"), the Registrant, Parent and Compass
             Holdings, together with certain exhibits thereto.............................
   3.1    -- Certificate of Incorporation of the Registrant...............................
   3.2    -- By-laws of the Registrant....................................................
   3.3    -- Form of Amended and Restated Certificate of Incorporation of the
             Registrant...................................................................
   3.4    -- Form of Amended and Restated By-laws of the Registrant.......................
   4.1    -- Specimen Stock Certificate for shares of the UCRI Common Stock...............
  10.1    -- Tax Allocation Agreement dated as of May 27, 1997, by and among DAKA
             International, Daka, the Registrant, Champps Entertainment, Inc. ("Champps"),
             Fuddruckers, Inc. ("Fuddruckers"), Purchaser and Parent......................
  10.2    -- Post-Closing Covenants Agreement, dated as of May 27, 1997, by and among DAKA
             International, Daka, the Registrant, Champps, Fuddruckers, Purchaser and
             Parent.......................................................................
  10.3    -- Stock Purchase Agreement, dated as of May 26, 1997, between DAKA
             International, Parent, Compass Interim, First Chicago Equity Corporation,
             Cross Creek Partners I and the other holders of Series A Preferred Stock of
             DAKA International...........................................................
  10.4    -- Form of the Registrant's 1997 Stock Option and Incentive Plan................
  10.5    -- Form of the Registrant's 1997 Stock Purchase Plan............................
  10.6    -- Form of Indemnification Agreement, by and between the Registrant and directors and officers of DAKA International.................................
  10.7    -- Employment Agreement, dated as of January 1, 1997, by and between DAKA
             International and William H. Baumhauer.......................................
  10.8    -- Employment Agreement, dated as of January 1, 1997, by and between DAKA
             International and Allen R. Maxwell...........................................
  10.9    -- Employment Agreement, dated as of May 23, 1997, by and among Compass Group
             USA, Inc., DAKA International, Daka and Allen R. Maxwell.....................
  10.10   -- Employment Agreement, dated as of February 21, 1996, by and among Dean P.
             Vlahos, DAKA International and Champps.......................................
  20.1    -- Form of Letter to Stockholders of DAKA International, as amended.............
  21.1    -- List of Subsidiaries of the Registrant.......................................
 *23.1    -- Consent of Deloitte & Touche LLP.............................................
 *23.2    -- Consent of Arthur Andersen LLP...............................................
  27.1    -- Financial Data Schedule......................................................

---------------

* Filed herewith.